                                                                    EXHIBIT 23.1

                          CONSENT OF KPMG PEAT MARWICK

The Board of Directors
Habersham Bancorp:

We consent to the incorporation by reference in Registration Statement Nos. 33-64149, 33-61587, 33-61589, 333-48507 on Forms S-8 and Registration Statement
No. 333-18023 on Form S-3 of Habersham Bancorp of our report dated January 30, 1998, with respect to the consolidated balance sheet of Habersham Bancorp and subsidiaries as of December 31, 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended, which report appears in the December 31, 1997 annual report on Form 10-KSB of Habersham Bancorp.

                            /s/ KPMG Peat Marwick LLP
                            -------------------------
                            KPMG Peat Marwick LLP

Atlanta, Georgia
March 26, 1998


                                       70